COMPANY CONTACT:	AT FINANCIAL RELATIONS BOARD:
Ryan Bowie	Tim Grace	Stacy Feit
Vice President and Treasurer	Media Inquiries	Analyst Inquiries
(312) 658-5766	(312) 640-6667	(312) 640-6779

FOR IMMEDIATE RELEASE

WEDNESDAY, APRIL 25, 2007

STRATEGIC HOTELS & RESORTS, INC. ANNOUNCES CLOSING OF AN ADDITIONAL $30,000,000 OF 3.50% EXCHANGEABLE SENIOR NOTES DUE 2012

Chicago, IL—April 25, 2007—Strategic Hotels & Resorts, Inc. (NYSE: BEE) (“Strategic” or the “Company”), a Maryland real estate investment trust (“REIT”) and sole managing member of Strategic Hotel Funding, L.L.C. (“SH Funding”), today announced the closing of a private sale of an additional $30 million aggregate principal amount of 3.50% exchangeable senior notes due 2012 of SH Funding pursuant to an option granted to the initial purchasers of the previously announced private offering by SH Funding of $150 million aggregate principal amount of 3.50% exchangeable senior notes due 2012. Including the option to purchase the additional notes, the total estimated net proceeds from the sale of the notes was approximately $175.9 million, after deducting the initial purchasers' discounts and commissions and our estimated offering expenses. The Company has used approximately $9.9 million of the total net proceeds (including from the sale of the additional notes) in connection with the capped call transactions it has entered into; approximately $25.0 million to repurchase shares of its common stock; and the remaining net proceeds to repay amounts outstanding under its bank credit facility and for general corporate purposes.

The notes were sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The notes and any Strategic common shares that may be delivered upon exchange of the notes have not been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

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Strategic Hotels & Resorts

About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust, which owns and asset manages luxury and upper upscale hotels and resorts. The Company has ownership interests in 20 properties with an aggregate of 10,000 rooms. For further information, please visit the company’s website at www.strategichotels.com.

Safe Harbor Statement

This press release contains forward-looking statements about the Company. Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: availability of capital; ability to obtain or refinance debt; rising interest rates; rising insurance premiums; cash available for capital expenditures; competition; demand for hotel rooms in our current and proposed market areas; economic conditions generally and in the real estate market specifically; delays in construction and development; demand for hotel condominiums; marketing challenges associated with entering new lines of business; risks related to natural disasters; the pace and extent of the recovery of the New Orleans economy and tourism industry; the successful collection of insurance proceeds and rehabilitation of the New Orleans property; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs. Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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